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                                                                    EXHIBIT 99.3
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                                                     Lucent Technologies Inc.
                                       Schedule II - Valuation and Qualifying Accounts
                                                       Dollars In Millions

             Column A                        Column B            Column C                  Column D         Column E
-------------------------------            ------------    ----------------------------   ----------       -----------
                                                            -------Additions-------
                                            Balance at     Charged to      Charged to                       Balance at
                                           Beginning of     Costs &      Other Accounts                        End
            Description                      Period         Expenses        (net)         Deductions        of Period
-------------------------------            ------------    ----------------------------   ----------       -----------
Year 1998

Allowance for doubtful accounts               352            115            (59)              16(a)           392
Reserves related to business restructuring
  and facility consolidation (d)              569              -              -              318(b)           251
Deferred tax asset valuation allowance        234             31             45               49              261
Inventory valuation                           637            146             30              177              636

Year 1997

Allowance for doubtful accounts               273            111              5               37(a)           352
Reserves related to business restructuring
  and facility consolidation (d)            1,289              -              -              720(b)           569
Deferred tax asset valuation allowance        208             86              3               63              234
Inventory valuation                           644            221             19              247              637

Year 1996

Allowance for doubtful accounts               248             64              -               39(a)           273
Reserves related to business restructuring
  and facility consolidation (d)            1,907              -              -              618(b)         1,289
Deferred tax asset valuation allowance        142              7            102(c)            43              208
Inventory valuation                           790             92              9              247              644

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(a) Amounts written off as uncollectible, payments or recoveries.
(b) Included in these deductions were cash payments of $176, $483 and $456 for the years ended September 30, 1998 and 1997, and for the nine months ended September 30, 1996, respectively. In addition, Lucent reversed $100, $201 and $98 for the years ended September 30, 1998 and 1997, and for the nine months ended September 30, 1996, respectively. See Note 6 of the Notes to Restated Consolidated Financial Statements in Exhibit 99.1 for Background information.
(c) Relates to net asset additions and net liability reductions from AT&T. See
    Note 1 of the Notes to Restated Consolidated Financial Statements in Exhibit
    99.1 for Background information.
(d) Certain prior year amounts have been reclassified to conform to the 1998 presentation